UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On March 25, 2021, Aevi Genomic Medicine, LLC, a wholly-owned subsidiary of the Cerecor (the “Company”), entered into a License Agreement (the “License Agreement”) with Kyowa Kirin Co., Ltd. (“KKC” and, collectively with the Company, the “Parties”) for exclusive worldwide rights to develop, manufacture and commercialize CERC-002, KKC’s first-in-class fully human anti-LIGHT (tumor necrosis factor superfamily member 14, TNFSF14) monoclonal antibody for all indications. The License Agreement replaces the Amended and Restated Clinical Development and Option Agreement between the Parties dated May 28, 2020 (the “CDOA”), which was disclosed by Cerecor in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on May 28, 2020 (the “May 28, 2020 8-K”) and a redacted copy of which was filed with the SEC on August 6, 2020 as an exhibit to Cerecor’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2020.

Under the License Agreement, the Company will pay KKC an upfront license fee equal to $10 million. Aevi will also pay KKC milestone payments based on achievement of certain success-based regulatory milestones that equal, for each of three separate indications for CERC-002, mid teen millions of dollars or less depending on the territory to which the regulatory milestone achievement relates. In addition, Aevi will pay KKC (a) royalties during a country-by-country royalty term equal to a mid-teens percentage of the net sales of CERC-002 by Aevi and its affiliates and (b) a double digit percentage (less than 30%) of the payments that Aevi receives from sublicensing of its rights under the License Agreement, subject to certain exclusions. Subject to the option described below that allows, upon exercise, KKC to develop, manufacture and commercialize CERC-002 in Japan, the Company will be responsible for the development and commercialization of CERC-002 in all indications worldwide.

The Company granted KKC an option (the “Option”) to exclude Japan from the scope of the worldwide rights granted to the Company such that, upon exercise of the Option, KKC can develop, manufacture and commercialize CERC-002 in Japan. Upon exercise of the Option, KKC will be required to (a) reimburse the Company for a pre-agreed percentage of certain of its costs incurred to develop CERC-002 as a condition to KKC accessing the Company’s data that would be required to be included in an application for marketing authorization, (b) pay the Company for its services (such as transfer of data and regulatory support), (c) pay for all further development of CERC-002 in Japan and (d) pay any royalty due to the Company’s licensors on sales of CERC-002 in Japan. KKC will also have the right to purchase CERC-002 from the Company for use in Japan. No other amounts would be payable by KKC to the Company such as license fees, royalties and milestone payments. The Option will expire if KKC does not exercise it within a set number of days after the FDA accepts for filing a Biologics License Application for a pre-defined indication for CERC-002.

The License Agreement will remain in effect while the Company and its affiliates and sublicensees develop and commercialize CERC-002 subject to customary termination rights.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which the Company expects to file as an exhibit to Cerecor’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2021 (the “Form 10-Q”). Cerecor intends to seek confidential treatment for certain terms of the License Agreement at the time of filing such agreement with the Form 10-Q.

A copy of the press release issued by Cerecor in connection with the License Agreement is included as Exhibit 99.1 hereto.

 Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 29, 2021.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: March 31, 2021	By:	/s/ Schond L. Greenway
Schond L. Greenway
Chief Financial Officer

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